UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06	Material Impairments.

On April 6, 2015, Viacom Inc. (the “Company”) announced the elements of its strategic realignment. The Company announced that in connection with the strategic realignment, it will recognize a pre-tax charge in the second fiscal quarter of 2015 of approximately $785 million. Of this amount, approximately $430 million reflects the impact of write-downs of underperforming programming, including the abandonment of select acquired titles. The balance of the charge relates to costs associated with workforce reductions, as well as accelerated amortization of programming expenses associated with a change in the Company’s ultimate revenue projections for certain original programming genres, which were impacted by changing media consumption habits.

No cash expenditures are expected to result from the impairment charge.

A copy of the Company’s press release detailing its strategic realignment is filed as Exhibit 99 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated April 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: April 6, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated April 6, 2015.